                             THE COMPANIES ACT 1985

                                       AND

                             THE COMPANIES ACT 1989

                            COMPANY LIMITED BY SHARES

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

                                 EPR ELY LIMITED

1    The Company's name is EPR ELY LIMITED.

2    The Company's registered office is to be situate in England and Wales.

3.*  The objects for which the Company is established are:-

     (A)  To carry on,  participate in,  undertake and perform all or any of the businesses of general merchants and traders,  cash and credit traders, manufacturers'  agents  and  representatives,  insurance  brokers  and consultants,  estate and advertising agents and contractors,  mortgage brokers, financial agents, advisers, managers and administrators, hire purchase  and  general  financiers,  brokers  and  agents,  commission agents,  marketing  and business  consultants,  general  storekeepers, warehousemen,  discount  traders,  mail  order  specialists,  railway, shipping and forwarding  agents,  shippers,  traders,  capitalists and financiers either on the Company's own account or otherwise,  printers and publishers; haulage and transport contractors, garage proprietors, operators,  hirers and  letters  on hire of, and  dealers in motor and other vehicles,  craft, plant,  machinery,  tools and equipment of all kinds, importers and exporters, manufacturers, retailers, wholesalers, buyers,  sellers,  distributors  and  shippers  of, and dealers in all products,  goods, wares, merchandise and produce of every description, to participate in, undertake, perform and carry on all or any kinds of
          commercial,   industrial,   trading  and  financial   operations   and
          enterprises;  to  purchase  or  otherwise  acquire  and take  over any businesses or undertakings which may be deemed expedient, or to become interested  in and to carry on or dispose of,  remove or put an end to the same or otherwise deal with any such businesses or undertakings as may be thought desirable.

     (B)  To carry on any other  business  or trade  which in the opinion of the
          Board of Directors may be conveniently or advantageously carried on in connection  with or as ancillary to any of the above  businesses or be calculated  directly or  indirectly  to enhance the value of or render profitable any of the property of the Company or to further any of its objects.

*    A new  objects  clause 3 was  inserted  by special  resolution  passed on 9
     September 1998.

     (C)  To purchase,  take options over, take on lease or in exchange, hire or otherwise  acquire and hold for any estate or interest  whatsoever any movable or immovable  property,  whether  tangible or  intangible  and wheresoever situate,  which the Board of Directors may think necessary or convenient for the purposes of the business of the Company,  and to improve, manage, construct, repair, develop, exchange, let on lease or otherwise  deal with all or any part of the property and rights of the
          Company.

     (D)  To build, construct,  maintain, develop, alter, enlarge, improve, pull down,  remove  or  replace  any  buildings,  works,  roads,  railways, tramways,  sidings,  bridges,  reservoirs,  shops, stores,  factories, plant and machinery  necessary or  convenient  for the business of the
          Company and to join with any  person,  firm or company in doing any of the things aforesaid.

     (E)  To  borrow  or raise or  secure  the  repayment  of  moneys  raised or borrowed for the purposes of or in connection with the business of the
          Company in any  manner  and in  particular  to issue and  deposit  any mortgage,  charge,  standard security, lien or other security upon the whole or any part of the  Company's  undertaking,  property  or assets
          (whether  present or future)  including its uncalled  capital (if any)
          and  to  issue  at par or at a  premium  or  discount,  and  for  such consideration and with and subject to such rights, powers,  privileges and conditions as may be thought fit,  debentures or debenture  stock, either  permanent or  redeemable  or repayable,  and  collaterally  or further to secure  any  securities  of the  Company by a trust deed or other assurance.

     (F)  To issue and  deposit  any  securities  which the Company has power to issue by way of  mortgage  to  secure  any sum less  than the  nominal amount of such securities and also by way of security or guarantee for the  performance  by the  Company or any other  person firm or company having  dealings with the Company or in whose business or undertakings the  Company is  interested  whether  directly  or  indirectly  of any contract or liability  undertaken  thereby or which may become binding thereon as the case may be.

     (G)  To lend and  advance  money or give  credit on such  terms as may seem expedient  and with or without  security to customers  and others,  to enter into  guarantees,  contracts of indemnity and suretyships of all kinds,  to receive money on deposit or loan upon any terms,  to secure or guarantee  the payment of any sums of money or the  performance  of any  obligation by any company,  firm or person  including any holding company,  subsidiary or fellow subsidiary  company in any manner,  and generally to act as bankers for customers and others.

     (H)  To receive money on deposit or loan upon such terms as the Company may approve, and to give guarantees or become security for the obligations and contracts of any person, firm or company including the obligations and contracts of customers.

     (I)  To invest  and deal with the  moneys of the  Company  not  immediately required for the purpose of its  business in or upon such  investments and  securities  and in  such  manner  as may  from  time  to  time be considered expedient.

     (J)  To  acquire  or  undertake  the  whole  or any  part of the  business, goodwill,  property,  assets and  liabilities of any person,  firm, or company  carrying on or  proposing  to carry on any of the  businesses which the Company is authorised to carry on or which can be carried on in conjunction therewith or which are capable of being conducted so as directly or indirectly to benefit the Company.

     (K)  To apply  for and take  out,  register,  purchase,  or by other  means acquire and protect,  prolong and renew, whether in the United Kingdom
          or  elsewhere  any  patents,   patent  rights,   brevets  d'invention,
          licences,  secret  processes or  information,  trade  marks,  designs, protections and concessions and to disclaim,  alter,  modify,  use and turn  to  account  and to  manufacture  under  or  grant  licences  or privileges in respect of the same whether  exclusive or non-exclusive, and to expend money in experimenting  upon,  testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (L)  To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange,  promissory notes, bills of lading, scrip, warrants, debentures and other negotiable or transferable instruments.

     (M)  To apply for,  promote,  and obtain any Act of Parliament,  order,  or licence of the Department of Trade or other authority for enabling the
          Company to carry any of its objects into effect or for  effecting  any modification of the Company's  constitution,  or for any other purpose which may seem  calculated  directly  or  indirectly  to  promote  the
          Company's  interests,  and to oppose any  proceedings or  applications which may seem  calculated  directly or  indirectly  to prejudice  the
          Company's interests.

     (N)  To enter any arrangements  with any government or authority  (supreme, municipal,  local,  or  otherwise)  that  may  seem  conducive  to the attainment of the Company's objects or any of them, and to obtain from any such  government  or  authority  any  charters,  decrees,  rights, privileges or concessions which the Company may think desirable and to carry out,  exercise,  and  comply  with any such  charters,  decrees, rights, privileges, and concessions.

     (O)  To enter  into  any  partnerships  or  joint-purchase  arrangement  or arrangement  for sharing  profits,  union of interests or co-operation with any company,  firm or person carrying on or proposing to carry on any  business  which  this  Company is  authorised  to carry on or any business or transaction  capable of being  conducted so as directly or indirectly to benefit the Company, and to acquire and hold, sell, deal with or dispose of shares,  stock or  securities  of any such company, firm or person and to guarantee  the contracts or  liabilities  of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such.

     (P)  To control,  manage,  finance,  subsidise,  co-ordinate  or  otherwise assist any company or  companies  in which the Company has a direct or indirect financial interest,  to provide secretarial,  administrative, technical,  commercial  and other services and facilities of all kinds for any such  company  or  companies  and to make  payments  by way of subvention  or  otherwise  and any other  arrangements  which may seem desirable in respect of any business or  operations of or generally in relation to any such company or companies.

     (Q)  To subscribe for, take,  purchase or otherwise acquire and hold shares stocks,  debentures,  debenture stocks, bonds or other interests in or securities of any other company having  objects  altogether or in part similar to those of the Company or carrying on any business capable of being  carried on so as directly or  indirectly to benefit the Company or  enhance  the  value of any of its  property  and to co-  ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

     (R)  To establish finance or promote or concur in establishing financing or promoting  any other company for the purpose of acquiring the whole or any part of the  business  or property  or  undertaking  or any of the liabilities  of  the  Company,  or  of  undertaking  any  business  or operations which may directly or indirectly appear likely to assist or benefit  the  Company  or to  enhance  the  value of any  property  or business of the Company and to issue,  place,  underwrite or guarantee the  subscription  of, or concur or assist in the  issuing or placing, underwriting or guaranteeing the  subscription of shares,  debentures, debenture stock, bonds, stocks and securities of any company,  whether
          limited  or  unlimited  or   incorporated  by  Act  of  Parliament  or
          otherwise,  at such  times and upon such  terms and  conditions  as to remuneration  and  otherwise  as may be  agreed  upon  and to  hold or dispose of such shares or  securities  or guarantee the payment of the dividends, interest or capital of any such shares or securities issued by or any other obligations of any such company.

     (S)  To sell,  exchange,  lease,  licence,  turn to  account  or  otherwise dispose  of  the  whole  or  any  part  of the  business  property  or undertaking  of the  Company,  either  together or in portions  and to accept payment  therefor either in cash, by installments or otherwise, or in fully or partly  paid-up  shares of any  company or  corporation formed  or to be  formed  for  purchasing  the same  (with or  without deferred or preferred or special rights or  restrictions in respect of dividend,  repayment of capital, voting or otherwise) or in debentures
          or  mortgage  debentures  or  debenture  stock,   mortgages  or  other
          securities of any such company or  corporation,  or partly in one mode and partly in another,  and generally on such terms as the Company may determine,  and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

     (T)  To the extent  permitted by law to give  financial  assistance for the purpose of the  acquisition of shares of the Company or of any company of which the Company is a  subsidiary  and for the purpose of reducing or  discharging  a  liability  incurred  for  the  purpose  of such an acquisition  and to give such  assistance by means of a gift,  loan or guarantee, indemnity, the provision of security or otherwise.

     (U)  To remunerate any person,  firm or company  rendering  services to the
          Company  either by cash payment or by the  allotment to him or them of shares or other  securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (V)  To pay all or any expenses  incurred in connection with the promotion, formation and  incorporation of the Company,  or of any company formed or promoted by the  Company or to  contract  with any person,  firm or company to pay the same, and to pay  commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

     (W)  To support or subscribe to any charitable, benevolent or useful object of a public  character and to establish,  support and subscribe to any association,  institution,  society, fund or club which may be for the benefit of the Company or its Directors,  ex-Directors,  employees, or ex-employees  or may be  connected  with any town or place  where  the
          Company  carries on business;  to give or award  pensions,  annuities, gratuities, bonuses and superannuation or other allowances or benefits or charitable aid and generally to provide advantages,  facilities and services for any persons who are or have been Directors of, or who are or have  been  employed  by, or who are  serving  or have  served  the
          Company, or of any company which is a subsidiary of the Company or the holding  company of the Company or a fellow  subsidiary of the Company or the  predecessors  in  business  of  the  Company  or of  any  such subsidiary,  holding or fellow  subsidiary  company  and to the wives, widows,  children and other  relatives and dependants of such persons;
          to make payments towards  insurance for the benefit of such persons as
          aforesaid;   and  to  set   up,   establish   support   and   maintain
          superannuation  and other funds or schemes  (whether  contributory  or non-contributory)  for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing, share purchase and share  option  schemes  for the  benefit  of any of the  employees  or
          Directors of the Company or of any such subsidiary,  holding or fellow subsidiary  company  and to lend  money  to any such  employees  or to trustees on their behalf to enable any such schemes to be  established or maintained.

     (X)  To distribute among the members in specie any property of the Company, or any  proceeds of sale or disposal of any  property of the  Company, and for such purpose to distinguish and separate capital profits,  but so that no  distribution  amounting  to a reduction of capital be made except with the sanction (if any) for the time being required by law.

     (Y)  To procure the Company to be  registered  or recognised in any part of the world and to do all or any of the things or matters  aforesaid  in any part of the world  and  either as  principals,  agents,  trustees, contractors,  sub-contractors or otherwise,  and by or through agents, brokers, sub-contractors, trustees or otherwise and either alone or in conjunction with others.

     (Z)  To do all such things as may be deemed  incidental or conducive to the attainment of the Company's objects or any of them.

     The  objects  set  forth in each  sub-clause  of this  Clause  shall not be restrictively  construed  but the  widest  interpretations  shall  be given thereto,  and they  shall  not,  except  where  the  context  expressly  so requires,  be in any way limited or restricted by reference to or inference from any other object or objects set forth in such  sub-clause  or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses  or the  object or  objects  therein  specified  or the  powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers  mentioned in any other  sub-clause,  but the Company  shall have as full a  power  to  exercise  all or any  of the  objects  conferred  by and provided in each of the said  sub-clauses as if each  sub-clause  contained the  objects of a separate  company.  The word  "company"  in this  Clause, except where used in  reference to the Company,  shall be deemed to include
     any  partnership  or  other  body  of  persons,   whether  incorporated  or
     unincorporated and whether domiciled in the United Kingdom or elsewhere.

4    The liability of the Members is limited.

5    The  Company's  share  capital  is £1,000,000  divided into  1,000,000 shares of £1.00 each**

**   The share capital of the Company was increased  from £100 divided into
     100 shares  of £1.00 each by ordinary resolution passed on 9 September
     1998

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                                 EPR ELY LIMITED

1.   Preliminary

     The  regulations  contained  in Table A to any  Companies  Act or Companies
     (Consolidation)  Act prior to the Companies Act 1985 shall not apply to the
     Company.]  The  regulations  contained  in Table A in the  Schedule  to the
     Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these  Articles (a copy of such Table being  attached to these  Articles and hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these  Articles  shall be the  regulations of the Company.

2.   Interpretation

     In  these  Articles  and in  Table A the  following  expressions  have  the following meanings unless inconsistent with the context:-

     "the Act"             The Companies Act 1985  including any statutory
                           modification  or re-enactment thereof for the
                           time being in force

     "these Articles"      These Articles of Association, whether as originally
                           adopted or as from time to time altered by special
                           resolution

     "clear days"          In relation to the period of a notice means that
                           period excluding  the day when the notice is given
                           or deemed to be given and the day for which it is
                           given or on which it is to take effect

     "the directors"       The directors for the time being of the Company or
                           (as the context shall require) any of them acting as
                           the board of directors of the Company

     "executed"            Includes any mode of execution

     "the holder"          In relation to shares means the member whose name is
                           entered in the register of members as the holder of
                           the shares

     "office"              The registered office of the Company

     "seal"                The common seal of the Company (if any

     "secretary"           The secretary of the Company or any other person
                           appointed to perform the duties of the secretary of
                           the Company, including a joint, assistant or deputy
                           secretary

     "share"               Includes any interest in a share

     "the United Kingdom"  Great Britain and Northern Ireland.

     Unless the context otherwise  requires,  words or expressions  contained in these  Articles  and in  Table A bear the  same  meaning  as in the Act but excluding  any  statutory  modification  thereof  not in force  when  these
     Articles  become binding on the Company.  Regulation 1 of Table A shall not apply to the Company.

3.   Share capital

3.1  The  authorised  share  capital of the  Company at the time of  adoption of these Articles  is £1,000,000  divided into 1,000,000  ordinary shares of £1.00 each.

3.2  No shares  comprised in the  authorised  share  capital of the Company from time to time shall be issued  without  the consent in writing of the holder or holders (in aggregate) of a majority of the voting rights in the Company
     (within the  meaning of section  736A(2) of the Act) nor shall any share be issued at a discount or otherwise be issued in breach of the  provisions of these Articles or of the Act.

3.3  Regulation 4 of Table A and, in  accordance  with section 91(1) of the Act, sections  89(1) and 90(1) to (6)  (inclusive) of the Act shall not apply to the Company.

4.   Lien

     The Company  shall have a first and paramount  lien on all shares,  whether fully paid or not,  standing  registered in the name of any person indebted or under liability to the Company,  whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently  payable by him or his  estate to the  Company.  Regulation  8 of
     Table A shall be modified accordingly.

5.   Calls on shares and forfeiture

     There shall be added at the end of the first  sentence of  regulation 18 of
     Table A, so as to  increase  the  liability  of any  member in  default  in respect of a call,  the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

6.   Transfer of shares

     The  first  sentence  in  regulation  24 of Table A shall  not apply to the
     Company.  The words "They may also" at the beginning of the second sentence of that regulation shall be replaced by the words "The directors may".

7.   General meetings

     The directors may call general  meetings and regulation 37 of Table A shall not apply to the Company.

8.   Notice of general meetings

8.1  A notice  convening  a general  meeting  shall be  required  to specify the general nature of the business to be transacted only in the case of special business and  regulation 38 of Table A shall be modified  accordingly.  The words "or a resolution  appointing a person a director" and  paragraphs (a)
     and (b) in  regulation  38 of Table A shall be  deleted  and the  words "in accordance  with  section  369(3) of the Act" shall be  inserted  after the words "if it is so agreed" in that regulation.

8.2  All business shall be deemed special that is transacted at an extraordinary general  meeting,  and also all that is  transacted  at an  annual  general meeting with the exception of declaring a dividend,  the  consideration  of the  profit  and  loss  account,  balance  sheet,  and the  reports  of the
     directors  and  auditors,   the  appointment  of  and  the  fixing  of  the
     remuneration  of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

8.3  Every notice  convening a general  meeting shall comply with the provisions of section 372(3) of the Act as to giving  information to members in regard to their right to appoint proxies;  and notices of and other communications relating  to any  general  meeting  which any member is entitled to receive shall be sent to the  directors  and to the  auditors for the time being of the Company.

9.   Proceedings at general meetings

9.1  The  words,  "save  that,  if and for so long as the  Company  has only one person as a member,  one member  present  in person or by proxy  shall be a quorum"  shall be added at the end of the second  sentence of regulation 40 of Table A.

9.2  If a quorum is not present  within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next  week at the same  time and  place or to such  other day and at such other time and place as the  directors  may  determine;  and if at the adjourned  general meeting a quorum is not present within half an hour from the time appointed  therefor the member or members  present in person or by proxy or (being a body  corporate) by  representative  and entitled to vote upon the business to be transacted shall constitute a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting  from which the  adjournment  took place.  Regulation  41 of
     Table A shall not apply to the Company.

10.  Votes of members

10.1 Regulation  54 of Table A shall not apply to the  Company.  Subject  to any rights or restrictions  for the time being attached to any class or classes of shares,  on a show of hands every member  entitled to vote who (being an individual)  is present  in person or by proxy (not being  himself a member
     entitled   to  vote)  or  (being  a   corporate   body)  is  present  by  a
     representative or proxy (not being himself a member entitled to vote) shall have one vote and,  on a poll,  every  member  shall have one vote for each share of which he is the holder.

10.2 The words "be entitled to" shall be inserted  between the words "shall" and
     "vote" in regulation 57 of Table A.

10.3 A member  shall not be entitled to appoint more than one proxy to attend on the same occasion and  accordingly  the final  sentence of regulation 59 of
     Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

11.  Number of directors

11.1 Regulation 64 of Table A shall not apply to the Company.

11.2 The maximum number and minimum number  respectively of the directors may be determined  from time to time by  ordinary  resolution.  Subject  to and in default  of any such  determination  there  shall be no  maximum  number of directors and the minimum number of directors shall be one.

12.  Alternate directors

12.1 An alternate  director  shall be entitled to receive notice of all meetings of the  directors  and of all meetings of  committees  of the  directors of which his  appointor  is a member  (subject to his giving to the Company an address  within the United  Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director appointing him is not  personally  present,  and generally to perform all the functions of his  appointor at such  meeting as a director in his absence.  An alternate director shall not be entitled as such to receive any remuneration from the
     Company,  save that he may be paid by the Company such part (if any) of the remuneration  otherwise  payable to his appointor as such  appointor may by notice in writing to the Company from time to time direct. Regulation 66 of
     Table A shall not apply to the Company.

12.2 A director,  or any such other person as is mentioned in  regulation  65 of
     Table  A, may act as an  alternate  director  to  represent  more  than one director, and an alternate director shall be entitled at any meeting of the directors  or of any  committee  of the  directors  to one vote  for  every director  whom he  represents  in  addition  to his own  vote (if any) as a director,  but he shall  count as only one for the  purpose of  determining whether a quorum is present and the final  sentence of  regulation 88 shall not apply to the Company.

12.3 Save as otherwise provided in the regulations of the Company,  an alternate director shall be deemed for the purposes specified in Article 12.1 to be a director and shall alone be  responsible  for his own acts and defaults and he shall  not be deemed to be the  agent of the  director  appointing  him.
     Regulation 69 of Table A shall not apply to the Company.

13.  Appointment and retirement of directors

13.1 The directors  shall not be required to retire by rotation and  regulations
     73 to 80 (inclusive) of Table A shall not apply to the Company.

13.2 A member or members  holding a majority of the voting rights in the Company
     (within the meaning of section  736A(2) of the Act) shall have power at any time, and from time to time, to appoint any person to be a director, either as an additional director (provided that the appointment does not cause the number of  directors to exceed any number  determined  in  accordance  with
     Article  11.2 as the  maximum  number of  directors  for the time  being in force)  or to  fill a  vacancy  and to  remove  from  office  any  director howsoever  appointed.  Any such  appointment  or  removal  shall be made by notice in writing to the Company signed by the member or members making the same or, in the case of a member being a corporate  body,  signed by one of its  directors  or  duly  authorised  officers  or by its  duly  authorised attorney and shall take effect upon lodgement of such notice at the office.

13.3 The Company may by ordinary resolution appoint any person who is willing to act  to be a  director,  either  to  fill  a  vacancy  or as an  additional director.

13.4 The  directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an  additional  director,  provided that the appointment  does not cause the  number of  directors  to exceed any number determined  in  accordance  with  Article  11.2 as the  maximum  number  of directors for the time being in force.

13.5 If,  immediately  following  and as a result of the death of a member,  the company  has no  members  and if at  that  time  it has no  directors,  the personal  representatives  of the deceased member may appoint any person to be a director and the  director who is appointed  will have the same rights and be  subject to the same  duties  and  obligations  as if  appointed  by ordinary  resolution in accordance with Article 13.3. If two members die in circumstances rendering it uncertain which of them survived the other, such deaths shall, for the purposes of this Article,  be deemed to have occurred in order of seniority and  accordingly  the younger shall be deemed to have survived the elder.

14.  Disqualification and removal of directors

     The office of a director shall be vacated if:-

14.1 he ceases to be a director by virtue of any  provision  of the Act or these
     Articles or he becomes prohibited by law from being a director; or

14.2 he  becomes  bankrupt  or makes any  arrangement  or  composition  with his creditors generally; or

14.3 he is, or may be, suffering from mental disorder and either:-

     14.3.1 he is  admitted  to  hospital in  pursuance  of an  application  for admission  for  treatment  under  the  Mental  Health  Act 1983 or, in
          Scotland,  an  application  for  admission  under  the  Mental  Health
          (Scotland) Act 1960; or

     14.3.2 an  order is made by a court  having  jurisdiction  (whether  in the
          United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the  appointment of a receiver,  curator bonis or other  person to  exercise  powers  with  respect to his  property  or affairs; or

14.4 he resigns his office by notice to the Company; or

14.5 he shall for more than six  consecutive  months  have been  absent  without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

14.6 he is removed from office as a director pursuant to Article 13.2,

     and regulation 81 of Table A shall not apply to the Company.

15.  Gratuities and pensions

     Regulation  87 of Table A shall not apply to the Company and the  directors may  exercise  any powers of the Company  conferred  by its  Memorandum  of
     Association  to give and provide  pensions,  annuities,  gratuities  or any other benefits  whatsoever to or for past or present directors or employees
     (or their  dependants)  of the  Company  or any  subsidiary  or  associated undertaking  (as defined in section 27(3) of the Companies Act 1989) of the
     Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16.  Proceedings of the directors

16.1 Whensoever the minimum number of the directors shall be one pursuant to the provisions  of  Article  11.2,  a sole  director  shall have  authority  to exercise all the powers and discretions  which are expressed by Table A and by these Articles to be vested in the directors  generally and  regulations
     89 and 90 of Table A shall be modified accordingly.

16.2 Subject to the provisions of the Act, and provided that he has disclosed to the  directors  the nature and  extent of any  interest  of his, a director notwithstanding his office:-

     16.2.1 may be a party to or  otherwise  interested  in any  transaction  or arrangement  with the  Company  or in which the  Company is in any way interested;

     16.2.2 may be a director  or other  officer of or employed by or be a party to any transaction or arrangement with or otherwise  interested in any body  corporate  promoted by the Company or in which the Company is in any way interested;

     16.2.3 may, or any firm or company of which he is a member or director may, act in a  professional  capacity for the Company or any body corporate in which the Company is in any way interested;

     16.2.4 shall not by reason of his office be  accountable to the Company for any benefit  which he derives from such office,  service or employment or from any such  transaction  or  arrangement or from any interest in any such body corporate and no such  transaction or arrangement  shall be liable to be avoided on the ground of any such interest or benefit;
          and

     16.2.5 shall be entitled to vote on any  resolution  and (whether or not he shall vote) be counted in the quorum on any matter  referred to in any of Articles 16.2.1 to 16.2.4 (inclusive) or on any resolution which in any way  concerns or relates to a matter in which he has,  directly or indirectly,  any kind of interest  whatsoever  and if he shall vote on any resolution as aforesaid his vote shall be counted.

16.3 For the purposes of Article 16.2:-

     16.3.1 a general  notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested  shall be deemed to be a disclosure  that the director  has an  interest in any such  transaction  of the nature and extent so specified;

     16.3.2 an interest of which a director has no knowledge  and of which it is unreasonable  to expect him to have knowledge  shall not be treated as an interest of his; and

     16.3.3 An interest of a person who is for any purpose of the Act (excluding any  statutory  modification  not in force  when these  Articles  were adopted)]connected  with a director shall be treated as an interest of the director  and in relation to an alternate  director an interest of his  appointor  shall  be  treated  as an  interest  of the  alternate director  without  prejudice  to  any  interest  which  the  alternate director has otherwise.

16.4 Any director (including an alternate director) may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communications equipment whereby
     all  persons   participating  in  the  meeting  can  hear  each  other  and participation  in a meeting in this  manner  shall be deemed to  constitute presence in person at such meeting and,  subject to these  Articles and the
     Act, he shall be  entitled to vote and be counted in a quorum  accordingly.
     Such a meeting  shall be deemed to take place  where the  largest  group of those  participating is assembled or, if there is no such group,  where the chairman of the meeting then is.

16.5 Regulation  88 of  Table  A  shall  be  amended  by  substituting  for  the sentence:-

     "It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom."

     the following sentence:-

     "Notice of every meeting of the  directors  shall be given to each director and his alternate,  including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United Kingdom for service."

16.6 Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

17.  The seal

     If the Company has a seal it shall be used only with the  authority  of the directors or of a committee of the  directors.  The directors may determine who shall  sign any  instrument  to which the seal is  affixed  and  unless otherwise  so  determined,  every  instrument  to which the seal is affixed shall be signed by one director and by the  secretary or another  director.
     The  obligation  under  regulation  6 of Table A relating to the sealing of share certificates  shall only apply if the Company has a seal.  Regulation
     101 of Table A shall not apply to the Company.

18.  Notices

18.1 In regulation 112 of Table A, the words "by facsimile to a facsimile number supplied by the member for such  purpose or" shall be inserted  immediately after the words "or by sending  it" and the words  "first  class"  shall be inserted immediately before the words "post in a prepaid envelope".

18.2 Where a notice is sent by first class post, proof of the notice having been posted  in a  properly  addressed,  prepaid  envelope  shall be  conclusive evidence  that the  notice was given and shall be deemed to have been given at the  expiration  of 24 hours after the envelope  containing  the same is posted.  Where a notice is sent by  facsimile  receipt  of the  appropriate answerback  shall be conclusive  evidence that the notice was given and the notice  shall be  deemed  to have  been  given at the time of  transmission following receipt of the appropriate answerback.  Regulation 115 of Table A shall not apply to the Company.

18.3 If at any  time by  reason  of the  suspension  or  curtailment  of  postal services  within the United  Kingdom the Company is unable  effectively  to convene a general  meeting  by notices  sent  through  the post,  a general meeting  may be convened by a notice  advertised  in at least one  national daily newspaper and such notice shall be deemed to have been duly served on all  members  entitled  thereto  at noon on the day when the  advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least  seven days prior to the  meeting the posting of
     notices  to  addresses   throughout   the  United   Kingdom  again  becomes
     practicable.

19.  Winding up

     In regulation 117 of Table A, the words "with the like  sanction"  shall be inserted immediately before the words "determine how the division".

20.  Indemnity

20.1 Subject  to  the  provisions  of  section  310 of the  Act  every  director
     (including an alternate  director) or other officer of the Company shall be indemnified  out of the  assets  of  the  Company  against  all  losses  or liabilities  which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto, including any liability  incurred by him in defending any  proceedings,  whether civil or criminal,  in  which  judgment  is given  in his  favour  or in which he is acquitted  or in  connection  with any  application  under  section  144 or section 727 of the Act in which relief is granted to him by the court,  and no director  (including  an alternate  director) or other  officer shall be liable  for any  loss,  damage  or  misfortune  which  may  happen to or be incurred by the Company in the lawful execution of the duties of his office or in relation  thereto.  Regulation  118 of Table A shall not apply to the
     Company.

20.2 The  directors  shall have power to purchase and maintain at the expense of the  Company  for the  benefit  of any  director  (including  an  alternate director),  officer or auditor of the  Company  insurance  against any such liability as is referred to in section 310(1) of the Act and subject to the provisions of the Act against any other  liability  which may attach to him or loss or  expenditure  which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director (including an alternate director), officer or auditor.

20.3 The directors may authorise directors of companies within the same group of companies as the Company to purchase and maintain  insurance at the expense of the Company  for the benefit of any  director  (including  an  alternate director),  other  officer or  auditor  of such  company in respect of such liability, loss or expenditure as is referred in Article 20.2.